EXHIBIT 99.3

                   EVERSTREAM HOLDINGS, INC. AND SUBSIDIARIES

                 Unaudited Condensed Consolidated Balance Sheet

                               September 30, 2005

                 (In thousands except shares and per share data)

ASSETS:
  Cash and cash equivalents                                $  1,361
  Accounts receivable                                           589
  Prepaid expenses and other current assets                      55
                                                           ---------

    Total current assets                                      2,005
                                                           ---------

  Property and equipment, net                                   123
  System development costs and purchased software, net          927
  Other assets, net                                              33
                                                           ---------

TOTAL ASSETS                                               $  3,088
                                                           =========

LIABILITIES AND SHAREHOLDER'S EQUITY:
Accounts payable                                           $    419
Accrued expenses and other liabilities                           45
Deferred revenue                                                179
                                                           ---------

Total current liabilities                                       643
                                                           ---------

Commitments

Shareholders' equity:
  Series C convertible preferred stock, $0.0001 par value         -
    Authorized - 2,404,000 shares
    Issued and outstanding - 2,403,846 shares
  Series A convertible preferred stock, $0.0001 par value         -
    Authorized - 2,150,000 shares
    Issued and outstanding -  2,121,049 shares
  Series B convertible preferred stock, $0.0001 par value         -
    Authorized - 1,700,000 shares
    Issued and outstanding - 1,697,891 shares
  Common stock, $0.0001 par value                                 -
    Authorized - 10,303,000 shares
    Issued and outstanding - 2,879,151
  Additional paid in capital                                 16,559
  Accumulated deficit                                       (14,114)
                                                           ---------

Total shareholders' equity                                    2,445
                                                           ---------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                 $  3,088
                                                           =========

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

                   EVERSTREAM HOLDINGS, INC. AND SUBSIDIARIES

            Unaudited Condensed Consolidated Statements of Operations

              For the Nine Months Ended September 30, 2005 and 2004

                                 (in thousands)



                                   NINE MONTHS ENDED
                                     SEPTEMBER 30,
                                ----------------------
                                  2005        2004
                               ----------  -----------
Revenues:
  Product                      $   4,996   $    1,236
  Service                            454           48
                               ----------  -----------
    Total revenues                 5,450        1,284

Cost of sales:
  Product                            436          317
  Service                            180            6
                               ----------  -----------
    Total cost of sales              616          323
                               ----------  -----------

Gross margin                       4,834          961

Operating expenses:
  Sales and marketing                307          194
  Research and development           198          127
  General and administrative       2,092        1,074
                               ----------  -----------
    Total operating expenses       2,597        1,395
                               ----------  -----------

Operating income (loss)            2,237         (434)

Other expense, net                   (10)           -
                               ----------  -----------
Loss before income taxes           2,227         (434)

Provision for income taxes             -            -
                               ----------  -----------

Net income (loss)              $   2,227   $     (434)
                               ==========  ===========

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

                   EVERSTREAM HOLDINGS, INC. AND SUBSIDIARIES

            Unaudited Condensed Consolidated Statements of Cash Flows

              For the Nine Months Ended September 30, 2005 and 2004

                                 (in thousands)


                                                              FOR THE NINE MONTHS ENDED
                                                                    SEPTEMBER 30,
                                                                2005            2004
                                                           --------------  --------------
Cash flows from operating activities:

  Net income (loss)                                        $       2,227   $        (434)

    Depreciation and amortization                                    257             246
  Changes in operating assets and liabilities:
    Accounts receivable                                              (83)            170
    Prepaid expenses and other assets                                  2               6
    Accounts payable                                                 221              29
    Accrued expenses and other liabilities                           (13)             10
    Deferred revenue                                                (117)           (206)
                                                           --------------  --------------
        Net cash used in operating activities                      2,494            (179)

Cash flows from investing activities:
    Capital expenditures                                            (649)           (257)

Cash flows from financing activities:
    Net proceeds from issuance of common stock                        38               -
    Notes payable proceeds from (repayments to)
      shareholders, net                                             (620)            500
                                                           --------------  --------------
    Net cash provided  by (used in) financing activities            (582)            500

Net increase (decrease) in cash and cash equivalents               1,263              64

Cash and cash equivalents, beginning of period                        98             438
                                                           --------------  --------------

Cash and cash equivalents, end of period                   $       1,361   $         502
                                                           ==============  ==============


The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

EVERSTREAM HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2005 AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005 AND
2004


1.   OVERVIEW OF THE BUSINESS

     Everstream Holdings, Inc. ("EHI") is a holding company for Everstream, Inc. ("Everstream") and EHI Patent Co., LLC ("EHI Patent Co."). EHI, Everstream, and EHI Patent Co. are collectively known as the "Company." Everstream and EHI Patent Co. are wholly owned subsidiaries of EHI.

     Everstream is an organization providing comprehensive business analytics and advertising solutions for cable and satellite operators. Everstream develops solutions enabling its customers to evaluate and measure performance characteristics of transactional services such as video-on-demand. Everstream is also developing interactive and on-demand television applications to deliver impression based and one-to-one interactive advertising. EHI Patent Co. is a limited company engaged in developing and exploiting intellectual property that enables targeted rich media advertising within the interactive electronic media environment, including, without limitation, the internet and wireless services. The duration of EHI Patent Co. is perpetual, unless earlier dissolved or terminated by the member.

2.   BASIS OF PRESENTATION

     The accompanying unaudited Condensed Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") for interim financial information. Accordingly, these interim financial statements do not include all the information required by GAAP for complete financial statements. As a result, these interim financial statements should be read in conjunction with the audited Financial Statements and the accompanying Notes for the year ended December 31, 2004 contained within this filing.

     Use of Accounting Estimates-Management uses estimates and assumptions in preparing financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenue and expenses. Actual results could vary from the estimates that were used.

     Revenue Recognition- The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectibility of the fee is probable. During the nine months ended September 30, 2005 and 2004, the Company generated revenues from software licensing, hardware, consulting services, and maintenance agreements. Product revenue is primarily generated from software licenses and hardware sold primarily to cable and satellite operators and is shown as product revenue in the accompanying statement of operations. The Company's software products provide monitoring and operations management for on-demand TV, as well as solutions to enable interactive and on-demand television applications to deliver impression based and on-to-one interactive advertising. The Company accounts for the licensing of software in accordance with American Institute of Certified Public Accountants ("AICPA") Statement of Position ("SOP") 97-2, Software Revenue Recognition. Hardware revenue is recognized when delivered to the end user. Under multiple element arrangements, the Company allocates revenue to the various elements based on vendor-specific objective evidence ("VSOE") of fair value. The Company's VSOE of fair value is determined based on the price charged when the same element is sold separately. If VSOE of fair value does not exist for all elements in a multiple element arrangement, the Company recognizes revenue using the residual method. Under the residual method, the fair value of the undelivered elements is deferred and the remaining portion of the arrangement is recognized as revenue. Consulting services revenue is primarily generated from integration and installation of underlying software and is shown as service revenue in the accompanying statement of operations. Revenue from maintenance agreements is primarily generated from ongoing service and support of licensed software. Revenues from consulting and maintenance agreements are recognized in accordance with the terms of the respective contracts, either as such services are rendered or ratably over the term of the contract.

     Software Development Costs- The Company accounts for software development costs in accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed" ("SFAS 86"). Under SFAS 86, the costs associated with software development are required to be capitalized after technological feasibility has been established. The Company ceases capitalization upon the achievement of customer availability. Costs incurred during the preliminary project development stage of the Company's software products are expensed when incurred and included in operating expenses. Costs incurred in the application development stage and preliminary testing stages are capitalized. During the nine months ended September 30, 2005 and 2004, the Company capitalized $548,145 and $199,101 of software development costs, respectively. These costs are being amortized over 3 years as charges to cost of goods sold.

3.   NOTES PAYABLE TO SHAREHOLDERS

     In 2004, shareholders loaned the Company $620,000. The loans accrued interest at 6.5% and were payable on demand. During the nine months ended September 30, 2005, the Company repaid all shareholder loans and related interest, in full.

4.   SHARE-BASED COMPENSATION

     Under the Company's Stock Option Plan (the "Plan"), incentive and nonqualified options to purchase shares of Common Stock may be granted to officers, other key employees and consultants. Terms for exercising options are established by the Plan and options

EVERSTREAM HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2005 AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005 AND
2004


     initially expire at the earlier of ten years from the date of grant or upon termination of employment. The vesting period is four years for stock options issued in the nine months ended September 30, 2005. As of September 30, 2005, the Company reserved 1,200,000 shares of Common Stock to be granted under the Plan.

     The Company accounts for share-based employee compensation arrangements in accordance with provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB No.25") and comply with the disclosure provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation. The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS No. 123 and Emerging Issues Task Force.

     ("EITF") Issue Number 96-18. Accordingly, compensation cost in the amount of $199 and $1,090 associated with employee options and service contract options has been recognized during the nine months ended September 30, 2005 and 2004, respectively, relating to stock options granted with exercise prices less than or equal to the market price.

     A summary of the Plan activity is as follows:

                                                          WEIGHTED-
                                                        AVERAGE PRICE
                                              OPTIONS     PER OPTION
                                             ---------  --------------
          Outstanding at December 31, 2004    561,975   $         0.20

          Granted                              85,000             0.20
          Lapsed or canceled                        -                -
          Exercised                          (327,160)            0.12
                                             ---------  --------------

          Outstanding at September 30, 2005   319,815   $         0.23
                                             =========  ==============


     The following table illustrates the effect of net income (loss) if the Company had applied the fair value recognition provisions of SFAS No. 123, to share-based employee compensation (in thousands):

                                                                          NINE MONTHS ENDED
                                                                             SEPTEMBER 30,
                                                                          2005        2004
                                                                       ----------  -----------
          Net income (loss) - as reported                              $   2,227   $     (434)

          Deduct: additional stock-based employee compensation
            expense determined under fair value method for all awards
            in excess of compensation expense reported using
            the intrinsic value method                                       (11)         (12)
                                                                       ----------  -----------

          Pro forma net income (loss) under FASB 123                   $   2,216   $     (446)
                                                                       ==========  ===========

     The weighted-average assumptions used for the nine months ended September 30, 2005 and 2004 were: expected dividend yield of 0% for all periods; risk-free interest rate of 7%; expected life of 10 years for all periods; and an expected volatility of 0%.

EVERSTREAM HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2005 AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005 AND
2004


5.   ADDITIONAL PAID-IN CAPITAL

     The following is a summary of additional paid-in capital at September 30, 2005 (in thousands):

          Series C convertible preferred stock  $ 2,500
          Series A convertible preferred stock   11,440
          Series B convertible preferred stock    1,363
          Common stock                            1,133
          Deferred stock compensation               123
                                                -------

            Total                               $16,559
                                                =======

6.   CONCENTRATION OF RISK

     Three customers accounted for approximately 53%, 22% and 13% of revenue in the nine months ended September 30, 2005. Two customers accounted for approximately 68% and 17% of revenue in the nine months ended September 30, 2004.

     Two customers accounted for approximately 58% and 26% of accounts receivable at September 30, 2005.

7.   SUBSEQUENT EVENT

     On October 11, 2005, Concurrent Computer Corporation ("Concurrent") completed the acquisition of the Company pursuant to the Agreement and Plan of Merger, dated August 19, 2005, by and among Concurrent, Stream Acquisition, Inc., Everstream, and certain selling stockholders of the Company, as amended on August 26, 2005.

     Pursuant to the Merger Agreement, Concurrent issued 8,456,777 shares of Concurrent stock equal to approximately $14.375 million for EHI's stock it did not already own (Concurrent's existing Everstream stock was valued in the transaction at approximately $0.5 million), determined by dividing $14.375 million by $1.70, the average trading price of Concurrent stock for the 30 calendar days ending on the third calendar day prior to closing.